Exhibit 5.1

NIXON PEABODY LLP

1300 Clinton Square
Rochester, New York 14604
(585) 263-1000
Fax:  (585) 263-1600

May 2, 2012

Home Properties, Inc.
850 Clinton Square
Rochester, New York 14604

Ladies and Gentlemen:

We have acted as counsel to Home Properties, Inc., a Maryland corporation (the “Company”), in connection with the issuance of up to 2,967,338  shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be newly issued or sold from its treasury to participants in the Company’s Dividend Reinvestment and Direct Stock Purchase Plan, as amended and restated (the “Plan”), covered by (a) the Company’s registration statement on Form S-3 (No. 333-165165), filed on March 3, 2010 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), in respect of the Company’s Common Stock including the Shares and other securities of the Company, (b) the prospectus contained in the Registration Statement (the “Prospectus”), and (c) the Prospectus Supplement relating to the Shares, filed with the Commission on May 2, 2012, pursuant to Rule 424(b) promulgated under the 1933 Act (the “Prospectus Supplement”).  The Shares are to be sold by the Company in the manner described in the Registration Statement, the Prospectus, the Prospectus Supplement, and the Plan.

In connection with the foregoing, we have examined the Registration Statement, the Prospectus, the Prospectus Supplement, and the Plan.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates, and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion expressed below.

As to factual matters material to the opinion set forth below, we have relied, without investigation, upon the representations and statements of the Company in the Registration Statement, the Prospectus, the Prospectus Supplement, the Plan, and in such certificates of government officials and officers of the Company as we have deemed necessary for the purpose of the opinion expressed herein.

In rendering the following opinion, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

Based upon and subject to the foregoing, and the other qualifications, assumptions, and limitations contained herein, we are of the opinion that:

The Shares have been duly and validly authorized and upon issuance and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the Prospectus Supplement, and the Plan, the Shares will be validly issued, fully paid and non-assessable.

We do not purport to express an opinion on any laws other than the general corporate laws of the State of Maryland, the laws of the State of New York, and the federal laws of the United States.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K to be filed by the Company with the Commission on or about the date hereof and to the use of our name as it appears under the caption “Legal Matters” in the Prospectus Supplement.  In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the 1933 Act.

Very truly yours,

/s/ Nixon Peabody LLP